UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑         Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

        Biota Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

                                                             N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AN IMPORTANT REMINDER TO VOTE YOUR SHARES of

Biota Pharmaceuticals, Inc.

5 November, 2013

To Our Australian Stockholders:

This email relates to the 2013 Annual Meeting of Stockholders of Biota Pharmaceuticals, Inc. to be held on November 12, 2013. By now you should have received the Notice of Annual Meeting, which provides information on how to access our meeting materials and vote your shares. Please take a moment right now to ensure that your shares are represented at this important meeting and follow the instructions on how to vote your shares.

Reminder to Vote

At our 2013 Annual Meeting, stockholders will be asked to (i) elect seven directors, (ii) ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, (iii) approve an amendment to our Restated Certificate of Incorporation to decrease the number of authorized shares of our common stock from 200,000,000 to 70,000,000, (iv) approve an amendment to our 2007 Omnibus Equity and Incentive Plan to increase the number of shares reserved under the plan by 3,000,000, to revise certain limitations on the awards intended to qualify as performance-based awards for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to re-approve the performance goals for performance based awards, and (v) approve, by a non-binding advisory vote, the compensation of our named executive officers.

We are sending this reminder to you to encourage you to vote. Our Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

Details concerning these proposals are included in our Proxy Statement, which may be accessed at http://investors.biotapharma.com/annuals.cfm.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW FEW OR HOW MANY SHARES YOU OWN. PLEASE VOTE TODAY BY INTERNET OR BY SIGNING AND MAILING THE PROXY CARD IF YOU RECEIVED PRINTED MATERIALS.

Instructions on How to Vote your Shares

As a registered holder of shares of our common stock, you are able to vote your shares over the internet at www.voteproxy.com. Please follow the on-screen instructions. You will need your control number to vote your shares over the internet. Your control number is the eleven digit number located beneath the company and account number on the upper-right side of your proxy material. If you received an email or mailed notification with our proxy materials, your control number can be found in the body of the document.

In addition, if you have received printed materials, you may complete, date and sign your proxy card and return it in the postage-paid envelope provided or you may attend the Annual Meeting in person and vote your shares at that time, although we encourage you to vote your shares over the internet if possible.

Remember – every share and every vote counts!

Our transfer agent is American Stock Transfer & Trust Company, LLC. Please contact our transfer agent if you have questions in reference to your emailed or mailed proxy notice.

American Stock Transfer & Trust Company, LLC

TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

We have also engaged Orient Capital to solicit proxies on our behalf from our Australian stockholders. If you have any questions or need assistance, you may also contact Orient Capital at T +61 3 9615 9600.

We appreciate your continued support of Biota Pharmaceuticals, Inc. and thank you in advance for voting your shares.

Sincerely,

Russell H. Plumb

President and Chief Executive Officer

This information is being provided to certain stockholders in addition to Biota Pharmaceutical, Inc.’s proxy statement filed with the United States Securities and Exchange Commission (“SEC”) on October 1, 2013, that has been available since such date. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement.

The proxy statement, and any other documents filed by Biota Pharmaceuticals, Inc. with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov and from the Company’s web site at www.biotapharma.com. Biota Pharmaceuticals, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the upcoming annual meeting. Biota Pharmaceuticals, Inc.’s directors and executive officers and their ownership of Biota Pharmaceuticals, Inc. stock is set forth in the proxy statement for Biota Pharmaceuticals, Inc.’s 2013 annual meeting of stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2013

The proxy statement and the 2013 Annual Report are available at http://investors.biotapharma.com/annuals.cfm